UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

February 23, 2005
Date of Report (Date of earliest event reported)

COVENTURE INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31539	98-0231607
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

404 First Street West, Unit 3, Cochrane, Alberta Canada T4C 1A5
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (403) 851-2600

ITEM 8.01 OTHER EVENTS

On February 23, 2005 we were notified that the non-binding letter of intent announced December 1, 2004 with Mako Energy Corporation and Marc. A. Bruner, the principal shareholder of the Target, pursuant to which we had agreed to acquire all of the issued and outstanding equity securities of Mako Energy Corporation, had been terminated by Mako Energy Corporation pursuant to the terms thereof. In light of the foregoing, and as disclosed in our Form 10-KSB/A for the year ended April 30, 2004 , our management plans to continue to attempt to locate an adequately financed venture partner or business opportunity seeking the benefits of being publicly traded with which to merge.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2005

COVENTURE INTERNATIONAL INC.

By:	/s/ John Hromyk
John Hromyk
President (Principal Executive Officer),
Chief Financial Officer (Principal Accounting Officer)